UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

ASCENA RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2020, the Company entered into a Tax Benefits Preservation Plan (the “Plan”), dated as of May 26, 2020, with American Stock Transfer & Trust Company, LLC, as Rights Agent. In connection with the Plan, the Board of Directors (the “Board”) of the Company authorized and declared a dividend distribution of one preferred share purchase right (a “Right”), for each share of Common Stock outstanding on June 5, 2020 to the stockholders of record at the close of business on that date. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

The Plan was approved by the Board to mitigate the likelihood of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company (the “Tax Benefits”) to offset future income. If the Company were to experience an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis would be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could therefore significantly impair the potential value of those assets. The Plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.9% or more of the outstanding Common Stock, without the approval of the Board.

The following summary of the terms of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Exercise of Rights. On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for a purchase price of $6.30 (subject to adjustment) (the “Purchase Price”). Under certain circumstances set forth in the Plan, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person. An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of 4.9% or more of the shares of Common Stock then outstanding, other than: (A) the Company, its subsidiaries and their respective employee benefit plans and persons holding shares of the Company’s common stock on behalf of such plans; (B) any stockholder that, as of the time of the first public announcement of approval of the Plan, beneficially owns 4.9% or more of the shares of Common Stock then outstanding, unless such person thereafter acquires an additional one percent (1%) of the then-outstanding shares of Common Stock, subject to certain exceptions (including pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock); (C) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Common Stock or a stock dividend, stock split, reverse stock split or similar transaction effected by the Company (unless and until such person acquires additional shares, other than in certain specified exempt transactions); (D) certain stockholders who inadvertently or without knowledge of the terms of the Rights, becomes Acquiring Persons and who thereafter reduce the percentage of shares owned below 4.9%; (E) investment advisors to mutual funds, to the extent that such advisor does not hold and no single fund advised by such advisor holds 4.9% or more of the Company’s outstanding Common Stock, and (F) any other Person that the Board of Directors determines is exempt from the Plan, so long as such determination is made prior to such time as such Person becomes an Acquiring Person.

Flip-In. In the event that any person or group becomes an Acquiring Person, then, upon the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, all Rights that are, or (under certain circumstances specified in the Plan) were, beneficially owned by any Acquiring Person or its affiliates and associates and certain transferees thereof will be null and void.

Flip-Over. If, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date but before the time the Acquiring Person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Board may, at its option, exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment); provided, that no holder is entitled to receive pursuant to such exchange Common Stock that would result in a beneficial ownership of more than 4.9% of the Common Stock then outstanding.

Expiration. The Rights and the Plan will expire on the earliest of (i) May 25, 2021, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (iii) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits, or (iv) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time prior to such time as any Person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. For so long as the Rights are then redeemable, any of the provisions of the Plan may be amended by the Board without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the provisions of the Plan may be amended by the Board to make changes which do not adversely affect the interests of holders of Rights, cause the Rights again to become redeemable or cause the Plan to become otherwise amendable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.  The Plan, specifying the terms of the Rights (as defined therein), is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 26, 2020, the Company issued a press release announcing the approval of the Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index
Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Ascena Retail Group, Inc.

4.1	Tax Benefits Preservation Plan, dated as of May 26, 2020, between Ascena Retail Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release, dated as of May 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

/s/ Dan Lamadrid
Name: Dan Lamadrid
Title: Executive Vice President and Chief Financial Officer
Date: May 26, 2020